SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549




                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               November 7, 1997
              (Date of Report [Date of earliest event reported])




                            TRACK DATA CORPORATION
            (Exact name of registrant as specified in its charter)



        Delaware                  0-24634                 22-3181095
(State or Other Jurisdiction    (Commission             (IRS Employer
   of Incorporation)              File #)             Identification #)




                   56 Pine Street, New York, New York 10005
         (Address of Principal Executive Offices, Including Zip Code)


                                (212) 422-4300
                (Registrant's Telephone #, Including Area Code)

ITEM  2.  ACQUISITION  AND  DISPOSITION  OF  ASSETS.

On November 7, 1997, Mr. Barry Hertz, Chairman and principal stockholder of the Registrant, transferred his 100% ownership in NewsWare, Inc. ("NW") to the Registrant for no consideration. NW owed Mr. Hertz approximately $1,100,000, which was contributed to capital prior to this transaction, and NW owed the Registrant approximately $1,200,000, net of reserves, at the time of this transaction. NW is a provider of on-line news information services. For accounting purposes, the transaction will be treated as a combination of entities under common control similar to a pooling-of-interests.


ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS

(a)  Financial  statements  of  business  acquired

     The financial statements of NW are not presently available. The required financial statements will be filed by amendment and are anticipated to be filed no later than January 19, 1998.

(b) The financial statements of NW are not presently available. The required pro forma financial information will be filed by amendment and is anticipated to be filed no later than January 19, 1998.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



TRACK  DATA  CORPORATION


  /s/
----------------------------
By  Barry  Hertz,  Chairman





  /s/               Chairman and Chief Executive Officer  November 20, 1997
------------------
Barry Hertz